As filed with the Securities and Exchange Commission on March 29, 2024

Registration No. 333-

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Actinium Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	74-2963609
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Park Ave., 23rd Floor, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Actinium Pharmaceuticals Inc. 2019 Stock Plan
(Full title of the plan)

Sandesh Seth
Chairman and Chief Executive Officer
100 Park Ave., 23rd Floor,
New York, New York 10017
(Name and address of agent for service)

(646) 677-3870
(Telephone number, including area code, of agent for service)

Copy to:

Rick A. Werner, Esq.
Jayun Koo, Esq.
Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112
Tel. (212) 659-7300
Fax (212) 884-8234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Actinium Pharmaceuticals, Inc. (the “Company”) in connection with the registration of an additional 3,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issuable pursuant to the Actinium Pharmaceuticals, Inc. 2019 Stock Plan (as amended, the “2019 Plan”). The Company initially registered 5,833,333 shares of Common Stock issuable under the 2019 Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 19, 2022 (File No. 333-266996) (the “Initial S-8”). On December 30, 2022, the stockholders of the Company approved at the 2022 annual meeting of stockholders an amendment to the 2019 Plan to increase the aggregate number of shares of Common Stock available for the grant of awards to a total of 9,333,333 shares. The information contained in the Initial S-8 is hereby incorporated by reference, to the extent not replaced hereby, pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of Actinium Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the SEC on April 17, 2013).

4.2	Certificate of Amendment to Certificate of Incorporation filed January 7, 2014 (incorporated by reference to Exhibit 3.5 to Form S-1 filed on January 31, 2014).

4.3	Certificate of Amendment to Certificate of Incorporation filed February 3, 2014. (incorporated by reference to Exhibit 3.1 to Form 8-K filed on February 7, 2014).

4.4	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on March 4, 2015).

4.5	Certificate of Amendment to Actinium’s Certificate of Incorporation, as amended, filed on February 26, 2018 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on February 26, 2018).

4.6	Certificate of Amendment to Actinium’s Certificate of Incorporation, as amended, filed on March 6, 2019 (incorporated by reference to Exhibit 3.7 to Form 10-K filed on March 15, 2019).

4.7	Certificate of Amendment to Certificate of Incorporation, as amended, filed on June 16, 2020 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 16, 2020).

4.8	Amended and Restated Bylaws, dated August 8, 2018 (incorporated by reference to Exhibit 3.1 to Form 10-Q filed on August 9, 2018).

4.9	Amendment to the Amended and Restated Bylaws, dated May 7, 2020 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on May 5, 2020).

5.1*	Opinion of Haynes and Boone, LLP.

23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page).

99.1	Actinium Pharmaceuticals, Inc. 2019 Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Commission on November 20, 2020).

99.2	Amendment to the Actinium Pharmaceuticals, Inc. 2019 Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the Commission on November 20, 2020).

99.3	Second Amendment to the Actinium Pharmaceuticals, Inc. 2019 Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Commission on November 9, 2021).

99.4	Third Amendment to the Actinium Pharmaceuticals, Inc. 2019 Stock Plan (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form S-8, filed with the Commission on August 19, 2022)

99.5	Fourth Amendment to the Actinium Pharmaceuticals, Inc. 2019 Stock Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Commission on December 30, 2022).

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of March, 2024.

Actinium Pharmaceuticals, Inc.

By:	/s/ Sandesh Seth
Sandesh Seth
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sandesh Seth or Steve O’Loughlin, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities indicated and on the 29th day of March, 2024.

Signature	Title

/s/ Sandesh Seth	Chairman and Chief Executive Officer
Sandesh Seth	(Principal Executive Officer)

/s/ Steve O’Loughlin	Chief Financial Officer
Steve O’Loughlin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey Chell	Director
Jeffrey Chell

/s/ David Nicholson	Director
David Nicholson

/s/ Richard I. Steinhart	Director
Richard I. Steinhart

/s/ Ajit J. Shetty	Director
Ajit J. Shetty

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